Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference Nov. 4, 2010 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com or uscellular.com.

Contact:     Jane W. McCahon, Vice President, Corporate Relations

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports third QUARTER 2010 RESULTS

Note: Comparisons are year over year unless otherwise noted.

3Q 2010 Highlights

▪       Service revenues were $983.5 million.

▪       31 percent increase in data revenues to $228.9 million, representing 23 percent of total service revenues compared to 18 percent in 2009.

▪       Retail service ARPU (average revenue per unit) increased to $47.12 from $46.97.

▪       10 percent increase in diluted earnings per share attributable to U.S. Cellular shareholders.

▪       A net loss of 25,000 retail postpaid customers and no change in  prepaid additions.

▪       Retail postpaid churn improved to 1.6 percent from 1.7 percent; postpaid customers comprised 94 percent of retail customers.

▪       5 percent increase in cell sites in service to 7,524.

▪       Repurchased 446,668 common shares for $19.1 million.

CHICAGO – Nov. 4, 2010 – United States Cellular Corporation [NYSE:USM] reported service revenues of $983.5 million for the third quarter of 2010, versus $983.9 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $37.4 million and $0.43, respectively, for the third quarter of 2010, compared to $34.3 million and $0.39, respectively, in the comparable period one year ago.

“Our third quarter results reflect a strong increase in data revenues driven by higher levels of smartphone penetration.  We also experienced renewed growth in roaming revenues and maintained our focus on cost control,” said Mary N. Dillon, U.S. Cellular president and CEO. “These results were obtained while our organization was also focused also on the execution of the October 1st launch of The Belief ProjectSM, our set of industry-first programs, including One and Done Contracts and the Belief Rewards loyalty program.

“Since the launch, we’ve seen higher-than-expected levels of customer migration to the new, bundled Belief Plans, and we’re confident that as customers experience all the benefits that are built into these plans, they will not only stay with us longer, but choose higher-value plans with additional features. As we build awareness in the wireless marketplace, we expect to see more customers switch from other carriers that don’t offer the same level of value, rewards and overall customer satisfaction. And, in conjunction with the launch of the Belief Project, we upgraded our web site to make it easier for new and existing customers to select the best plans and products for them and manage their accounts online, which should stimulate sales and reduce selling costs over time.

“We’ve also bolstered our smartphone lineup significantly over the past few months with three new Android™-powered phones, including the popular Samsung Acclaim™, HTC Desire™ and Samsung Mesmerize™, a Galaxy S™ smartphone. We believe that this strong combination of popular phones, value-packed plans and exclusive services will help us stand out among wireless carriers and improve our growth and profitability over time.”

Guidance

Guidance for the year ending Dec. 31, 2010 as of Nov. 4, 2010 is provided below, compared to the previous guidance provided on Aug. 5, 2010. There can be no assurance that final results will not differ materially from this guidance.

	Current guidance	Previous guidance
Service revenues	$3,925-$3,975 million	$3,925-$4,000 million
Adjusted OIBDA (1)	$800-$850 million	Unchanged
Operating income (2)	$200-$250 million	Unchanged
Depreciation, amortization and accretion (2)	Approx. $600 million	Unchanged
Capital expenditures	Approx. $600 million	Unchanged

(1)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)    The 2010 estimated results include estimated losses on disposals of assets, but does not include an estimate for losses on impairment of assets, since these cannot be predicted.

The 2010 benefits and expenses associated with the Belief Project were incorporated into U.S. Cellular’s 2010 financial guidance from the beginning of the year.

The foregoing guidance represents the views of management as of Nov. 4, 2010 and should not be assumed to be accurate as of any other date. U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Conference call information

U.S. Cellular will hold a conference call on Nov. 4, 2010 at 9:30 a.m. CDT.

▪        Access the live call on the Conference Calls page of uscellular.com at http://www.videonewswire.com/event.asp?id=74003.

▪        Access the call by phone at 877/407-8029 (US/Canada) no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed approximately 8,800 full-time equivalent associates as of September 30, 2010. At the end of the quarter, Telephone and Data Systems, Inc. owned 83% of U.S. Cellular.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow its markets; the economy; competition; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

United States Cellular Corporation Summary Operating Data

Quarter Ended	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Total population
Consolidated markets (1)	90,468,000	90,468,000	90,468,000	89,712,000	85,118,000
Consolidated operating markets (1)	46,546,000	46,546,000	46,546,000	46,306,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.7%	6.8%	6.8%	6.8%	7.2%
Consolidated operating markets (2)	13.1%	13.2%	13.2%	13.3%	13.2%
All customers
Total at end of period	6,103,000	6,144,000	6,147,000	6,141,000	6,131,000
Gross additions	338,000	349,000	358,000	399,000	386,000
Net additions (losses)	(41,000)	(3,000)	6,000	10,000	(24,000)
Retail customers
Total at end of period	5,750,000	5,775,000	5,768,000	5,744,000	5,705,000
Gross additions	301,000	307,000	305,000	354,000	351,000
Net retail additions (losses) (3)	(25,000)	7,000	24,000	39,000	(6,000)
Net postpaid additions (losses)	(25,000)	(22,000)	(9,000)	26,000	8,000
Net prepaid additions (losses)	—	29,000	33,000	13,000	(14,000)
Service revenues components (000s)
Voice and other retail service	$636,912	$648,565	$663,759	$677,107	$690,576
Data service (6)	228,854	215,271	201,280	189,759	174,286
Total retail service	$865,766	$863,836	$865,039	$866,866	$864,862
Inbound roaming	72,901	60,902	51,942	61,728	68,767
Other	44,836	47,838	48,027	56,814	50,289
Total service revenues (000s)	$983,503	$972,576	$965,008	$985,408	$983,918

Divided by average customers (000s)	6,124	6,151	6,137	6,139	6,138
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (4)	$53.53	$52.71	$52.41	$53.51	$53.43
Voice and other retail service (4)	$34.66	$35.14	$36.05	$36.77	$37.51
Data service (4)(6)	$12.46	$11.67	$10.93	$10.30	$9.46
Total retail service (4)	$47.12	$46.81	$46.98	$47.07	$46.97

Inbound roaming (4)	$3.97	$3.30	$2.82	$3.35	$3.73
Other (4)	$2.44	$2.60	$2.61	$3.09	$2.73
Postpaid churn rate (5)	1.6%	1.4%	1.4%	1.6%	1.7%
Capital expenditures (000s)	$124,700	$133,500	$121,500	$189,000	$128,900
Cell sites in service	7,524	7,416	7,310	7,279	7,161

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)     Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)     Calculated by adding net postpaid additions (losses) and net prepaid additions (losses).

(4)     Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(5)     Calculated by dividing the total postpaid customer disconnects during the quarter by the average postpaid customer base for the quarter.

(6)     Effective for the fourth quarter of 2010, revenues from data products and services will no longer be separately disclosed as the determination of such revenues is increasingly dependent on allocations of bundled service prices to multiple bundled elements.

United States Cellular Corporation Consolidated Statement of Operations Highlights
Three Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
Service	$983,503	$983,918	$(415)	—
Equipment sales	77,278	73,377	3,901	5%
Total operating revenues	1,060,781	1,057,295	3,486	—
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	218,021	205,611	12,410	6%
Cost of equipment sold	189,291	189,354	(63)	—
Selling, general and administrative	446,938	454,645	(7,707)	(2%)
Depreciation, amortization and accretion	144,717	146,052	(1,335)	(1%)
Loss on asset disposals, net	1,981	2,085	(104)	(5%)
Total operating expenses	1,000,948	997,747	3,201	—

Operating income	59,833	59,548	285	—

Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,971	23,126	845	4%
Interest and dividend income	1,101	1,420	(319)	(22%)
Interest expense	(15,956)	(19,782)	3,826	19%
Other, net	(620)	905	(1,525)	>(100%)
Total investment and other income	8,496	5,669	2,827	50%

Income before income taxes	68,329	65,217	3,112	5%
Income tax expense	25,051	25,279	(228)	(1%)

Net income	43,278	39,938	3,340	8%
Less: Net income attributable to noncontrolling interests, net of tax	(5,920)	(5,606)	(314)	(6%)
Net income attributable to U.S. Cellular shareholders	$37,358	$34,332	$3,026	9%

Basic weighted average shares outstanding	85,992	86,848	(856)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.43	$0.40	$0.03	7%

Diluted weighted average shares outstanding	86,428	87,128	(700)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.43	$0.39	$0.04	10%

(1)    Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Statement of Operations Highlights
Nine Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
Service	$2,921,087	$2,941,720	$(20,633)	(1%)
Equipment sales	193,444	212,062	(18,618)	(9%)
Total operating revenues	3,114,531	3,153,782	(39,251)	(1%)
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	638,677	600,308	38,369	6%
Cost of equipment sold	512,361	531,110	(18,749)	(4%)
Selling, general and administrative	1,321,720	1,274,261	47,459	4%
Depreciation, amortization and accretion	432,405	422,707	9,698	2%
Loss on asset disposals, net	8,407	8,641	(234)	(3%)
Total operating expenses	2,913,570	2,837,027	76,543	3%

Operating income	200,961	316,755	(115,794)	(37%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	74,418	73,247	1,171	2%
Interest and dividend income	2,984	2,648	336	13%
Interest expense	(48,918)	(59,065)	10,147	17%
Other, net	(213)	1,183	(1,396)	—
Total investment and other income	28,271	18,013	10,258	57%

Income before income taxes	229,232	334,768	(105,536)	(32%)
Income tax expense	86,894	117,026	(30,132)	(26%)

Net income	142,338	217,742	(75,404)	(35%)
Less: Net income attributable to noncontrolling interests, net of tax	(16,858)	(17,583)	725	4%
Net income attributable to U.S. Cellular shareholders	$125,480	$200,159	$(74,679)	(37%)

Basic weighted average shares outstanding	86,329	87,011	(682)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.45	$2.30	$(0.85)	(37%)

Diluted weighted average shares outstanding	86,706	87,216	(510)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.45	$2.29	$(0.84)	(37%)

(1)    Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	September 30, 2010	December 31, 2009 (1)
Current assets
Cash and cash equivalents	$269,292	$294,411
Short-term investments	120,771	330
Accounts receivable from customers and others	415,107	425,057
Inventory	119,882	152,556
Prepaid income taxes	32,086	717
Prepaid expenses	70,759	63,463
Net deferred income tax asset	21,570	21,570
Other current assets	49,111	51,013
	1,098,578	1,009,117

Investments
Licenses	1,445,501	1,435,000
Goodwill	494,737	494,737
Customer lists	869	4,083
Investments in unconsolidated entities	177,075	161,481
Notes and interest receivable – long-term	4,107	4,214
Long-term investments	46,156	—
	2,168,445	2,099,515

Property, plant and equipment
In service and under construction	6,203,085	5,884,307
Less: accumulated depreciation	3,649,212	3,282,969
	2,553,873	2,601,338

Other assets and deferred charges	38,195	38,776

Total assets	$5,859,091	$5,748,746

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	September 30, 2010	December 31, 2009 (1)
Current liabilities
Current portion of long-term debt	$91	$76
Accounts payable
Affiliated	6,291	14,732
Trade	245,542	296,288
Customer deposits and deferred revenues	142,220	140,248
Accrued taxes	78,686	57,507
Accrued compensation	57,207	62,242
Other current liabilities	88,216	92,884
	618,253	663,977

Deferred liabilities and credits
Net deferred income tax liability	559,746	513,994
Other deferred liabilities and credits	269,333	262,412

Long-term debt	867,790	867,522

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	791	727

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,364,266	1,356,322
Treasury shares	(97,109)	(69,616)
Retained earnings	2,126,825	2,013,633
Total U.S. Cellular shareholders’ equity	3,482,056	3,388,413

Noncontrolling interests	61,122	51,701

Total equity	3,543,178	3,440,114

Total liabilities and equity	$5,859,091	$5,748,746

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

In an effort to improve investment returns, during the third quarter of 2010, U.S. Cellular elected to use a portion of its cash balance to directly purchase government-backed securities, specifically U.S. treasury securities and securities insured by the Federal Deposit Insurance Corporation (“FDIC”).  The maturity dates of such direct investments were staggered in order to maintain cash balances and liquidity at targeted levels.  U.S. Cellular also continues to invest in certificates of deposit that are insured by the FDIC.  The following table presents U.S. Cellular’s cash and cash equivalents; and investments in government-backed securities and certificates of deposit at September 30, 2010 and December 31, 2009.

	September 30, 2010	December 31, 2009

Cash and cash equivalents	$269,292	$294,411
Amounts included in short-term investments (1)(2)
Government-backed securities (3)	120,521	—
Certificates of deposit	250	330
	$120,771	$330
Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$46,156	$—

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

(4)     Maturities range between 14 and 25 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Nine Months Ended September 30, (Unaudited, dollars in thousands)

	2010	2009 (1)
Cash flows from operating activities
Net income	$142,338	$217,742
Add (deduct) adjustments to reconcile net income to net
cash flows from operating activities
Depreciation, amortization and accretion	432,405	422,707
Bad debts expense	56,244	73,100
Stock-based compensation expense	13,539	13,000
Deferred income taxes, net	50,180	44,486
Equity in earnings of unconsolidated entities	(74,418)	(73,247)
Distributions from unconsolidated entities	59,149	51,306
Loss on asset disposals, net	8,407	8,641
Other operating activities	106	1,824
Changes in assets and liabilities from operations
Accounts receivable	(46,293)	(106,380)
Inventory	32,673	(4,509)
Accounts payable - trade	(50,720)	(13,432)
Accounts payable - affiliate	(8,440)	(980)
Customer deposits and deferred revenues	1,972	(6,185)
Accrued taxes	(19,491)	68,695
Accrued interest	9,295	9,787
Other assets and liabilities	(22,933)	(68,861)
	584,013	637,694
Cash flows from investing activities
Additions to property, plant and equipment	(379,692)	(357,770)
Cash paid for acquisitions and licenses	(10,501)	(12,527)
Cash paid for investments	(190,250)	(275)
Cash received for investments	25,330	—
Other investing activities	656	1,682
	(554,457)	(368,890)
Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	738	(119)
Common shares repurchased	(40,520)	(24,283)
Payment of debt issuance costs	—	(4,416)
Distributions to noncontrolling interests	(5,828)	(5,855)
Other financing activities	(9,065)	(233)
	(54,675)	(34,906)

Net increase (decrease) in cash and cash equivalents	(25,119)	233,898

Cash and cash equivalents
Beginning of period	294,411	170,996
End of period	$269,292	$404,894

(1)     Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Financial Measures and Reconciliations (Unaudited, dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009 (5)	2010	2009 (5)

Service revenues	$983,503	$983,918	$2,921,087	$2,941,720

Operating income	59,833	59,548	200,961	316,755
Add:
Depreciation, amortization and accretion	144,717	146,052	432,405	422,707
Loss on asset disposals	1,981	2,085	8,407	8,641
Adjusted OIBDA (1)(4)	$206,531	$207,685	$641,773	$748,103

Adjusted OIBDA margin (2)	21.0%	21.1%	22.0%	25.4%

	2010	2009	2010	2009

Cash flows from operating activities	$180,307	$264,571	$584,013	$637,694
Deduct:
Capital expenditures	124,688	128,868	379,692	357,770
Free cash flow (3)	$55,619	$135,703	$204,321	$279,924

(1)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(2)    Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net negative margin, and the equipment subsidy is effectively a cost for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(3)    Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  U.S. Cellular believes that free cash flow as reported by U.S. Cellular is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(4)    Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(5)    Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the three months ended March 31, 2010, U.S. Cellular discovered certain errors related to accounting for operating revenues and sales tax liabilities. The quantification of these errors was subsequently refined during the second quarter of 2010. These errors resulted in the overstatement of operating revenues and understatement of sales tax liabilities for the years ended December 31, 2009, 2008, 2007, and the three months ended March 31, 2010. In addition to recording these adjustments, U.S. Cellular recorded other adjustments to prior-period amounts to correct other immaterial items. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), U.S. Cellular evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first or second quarter of 2010, U.S. Cellular believes the impact would have been significant to those respective periods and would impact comparisons to prior periods. As permitted by SAB 108, U.S. Cellular revised in the current filing its comparative consolidated financial statements for these immaterial amounts. In addition, on August 5, 2010, U.S. Cellular filed a Current Report on Form 8-K (Items 8.01 and 9.01) with the SEC to revise financial statements and other financial information previously included in its Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended March 31, 2010.  Such Form 8-K contains revisions to the December 31, 2009 Consolidated Balance Sheet, originally filed on February 25, 2010 in TDS’ Annual Report on Form 10-K.  Also, in accordance with SAB 108, the Consolidated Balance Sheet, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows for the following comparative periods have been revised as follows:

Consolidated Balance Sheet — September 30, 2009

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Accounts receivable - Due from customers	$338,852	$3,817	$342,669
Prepaid expenses	63,020	8,413	71,433
Total current assets	1,114,320	12,230	1,126,550
Total assets	5,841,825	12,230	5,854,055
Customer deposits and deferred revenues	146,224	(2,241)	143,983
Accrued taxes	56,500	23,193	79,693
Total current liabilities	615,967	20,952	636,919
Other deferred liabilities and credits	250,762	1,314	252,076
Total deferred liabilities and credits	769,007	1,314	770,321
Retained earnings	2,020,710	(10,036)	2,010,674
Total U.S. Cellular shareholders’ equity	3,398,416	(10,036)	3,388,380
Total equity	3,458,591	(10,036)	3,448,555
Total liabilities and equity	5,841,825	12,230	5,854,055

Consolidated Statement of Operations — Three Months Ended September 30, 2009

	As previously
(Dollars in thousands, except per share amounts)	reported (1)	Adjustment	Revised

Service revenues	$984,923	$(1,005)	$983,918
Total operating revenues	1,058,300	(1,005)	1,057,295
System operations expenses (excluding Depreciation, amortization and accretion)	205,458	153	205,611
Selling, general and administrative expenses	454,839	(194)	454,645
Depreciation, amortization and accretion	147,586	(1,534)	146,052
Loss on asset disposals, net	3,371	(1,286)	2,085
Total operating expenses	1,000,608	(2,861)	997,747
Operating income	57,692	1,856	59,548
Interest expense	(19,358)	(424)	(19,782)
Total investment and other income (expense)	6,093	(424)	5,669
Income before income taxes	63,785	1,432	65,217
Income tax expense	22,541	2,738	25,279
Net income	41,244	(1,306)	39,938
Net income attributable to U.S. Cellular shareholders	35,638	(1,306)	34,332
Basic earnings per share attributable to U.S. Cellular shareholders	0.41	(0.01)	0.40
Diluted earnings per share attributable to U.S. Cellular shareholders	0.41	(0.02)	0.39

Consolidated Statement of Operations — Nine Months Ended September 30, 2009

	As previously
(Dollars in thousands, except per share amounts)	reported (1)	Adjustment	Revised

Service revenues	$2,941,552	$168	$2,941,720
Total operating revenues	3,153,614	168	3,153,782
System operations expenses (excluding Depreciation, amortization and accretion)	600,267	41	600,308
Selling, general and administrative expenses	1,277,357	(3,096)	1,274,261
Depreciation, amortization and accretion	423,851	(1,144)	422,707
Loss on asset disposals, net	7,648	993	8,641
Total operating expenses	2,840,233	(3,206)	2,837,027
Operating income	313,381	3,374	316,755
Interest expense	(57,767)	(1,298)	(59,065)
Total investment and other income (expense)	19,311	(1,298)	18,013
Income before income taxes	332,692	2,076	334,768
Income tax expense	111,521	5,505	117,026
Net income	221,171	(3,429)	217,742
Net income attributable to U.S. Cellular shareholders	203,588	(3,429)	200,159
Basic earnings per share attributable to U.S. Cellular shareholders	2.34	(0.04)	2.30
Diluted earnings per share attributable to U.S. Cellular shareholders	2.33	(0.04)	2.29

Consolidated Statement of Cash Flows — Nine Months Ended September 30, 2009

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Net income	$221,171	$(3,429)	$217,742
Depreciation, amortization and accretion	423,851	(1,144)	422,707
Deferred income taxes, net	44,429	57	44,486
Loss on asset disposals, net	7,648	993	8,641
Change in accounts receivable	(101,263)	(5,117)	(106,380)
Change in customer deposits and deferred revenues	(4,858)	(1,327)	(6,185)
Change in accrued taxes	58,139	10,556	68,695
Change in other assets and liabilities	(68,272)	(589)	(68,861)
Cash flows from operating activities	637,694	—	637,694

(1)     In Quarterly Report on Form 10-Q for the period ended September 30, 2009 filed on November 5, 2009.